Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1995
Distribution Date of March 20, 1995

Original Pool Amount                   $315,029,921.60

Beginning Pool Balance                 $292,007,535.40
Beginning Pool Factor                        0.9269200

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $8,117,143.44
  Interest Collected                     $2,326,283.43

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $89,233.40
Total Additional Deposits                   $89,233.40

Repos/Chargeoffs                           $246,317.21
Aggregate Number of Notes Charged Off               12

Total Available Funds                   $10,532,660.27

Ending Pool Balance                    $283,644,074.75
Ending Pool Factor                           0.9003719

Servicing Fee                              $243,339.61

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $17,530,560.23
  Target Percentage                              6.00%
  Target Balance                        $17,018,644.49
  Minimum Balance                        $6,615,628.35
  (Release)/Deposit                       $(511,915.75)
  Ending Balance                        $17,018,644.49

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,288,027.31      1,006
    31-60 days                              114,953.24        111
    60+ days                                 22,189.89         18

    Total                                 1,425,170.44      1,007

  Balances:
    60+ days                                586,120.87         18

Memo Item - Reserve Account

  Prior Month                           $17,520,452.12
  + Invest. Income                           69,184.12
  - Withdrawal                              (59,076.01)
    Beginning Balance                   $17,530,560.23

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $315,029,921.60    $207,000,000.00     $97,000,000.00     $11,029,921.60
 Distribution Percentages                                            100.00%              0.00%              0.00%
 Coupon                                                               7.650%             8.000%             8.300%

Beginning Pool Balance                    $292,007,535.40
Ending Pool Balance                       $283,644,074.75

Collected Principal                         $8,206,376.84
Collected Interest                          $2,326,283.43
Charge-Offs                                   $246,317.21
Servicing                                     $243,339.61
Cash Transfer from Reserve Acount              $59,076.01

  Total Collections Available
    for Debt Service                       $10,348,396.67

Beginning Balance                         $291,990,024.97    $183,960,103.37     $97,000,000.00     $11,029,921.60

Interest Due                                $1,895,702.62      $1,172,745.66        $646,666.67         $76,290.29
Interest Paid                               $1,895,702.62      $1,172,745.66        $646,666.67         $76,290.29
Principal Due                               $8,452,694.05      $8,452,694.05              $0.00              $0.00
Principal Paid                              $8,452,694.05      $8,452,694.05              $0.00              $0.00

Ending Balance                            $283,537,330.92    $175,507,409.32     $97,000,000.00     $11,029,921.60
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.8478618808       1.0000000000       1.0000000000

Total Distributions                        $10,348,396.67      $9,625,439.71        $646,666.67         $76,290.29

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                                    $0.00

Beginning Reserve Account Balance          $17,530,560.23
(Release)/Draw                               $(511,915.75)
Ending Reserve Account Balance             $17,018,644.49

Memo Item - Advances:
 Servicer Advances - Current Month            $128,554.87
 Total Outstanding Servicer Advances        $2,176,460.87

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $315,029,921.60   $299,440,328.15   $292,007,535.40

A) Loss Trigger:
Principal of Contracts
  Charged off                $158,086.15        $89,289.62       $246,317.21
Recoveries                         $0.00        $17,510.43        $89,233.40


Total Charged off
  (Months 5,4,3)             $493,692.98
Total Recoveries
  (Months 3,2,1)              $89,233.40
Net Loss/(Recoveries)
  for 3 Mos.                 $404,459.58(a)

Total Balance
  (Months 5,4,3)         $906,477,785.15(b)

Loss Ratio [(a/b)(12)]           0.5354%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                 $182,938.59       $570,408.97       $586,120.87
  As % of Beginning
    Pool Balance                0.05807%          0.19049%          0.20072%
  Three Month Average           0.05807%          0.12428%          0.14976%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer